Exhibit 99.1

Commerce Planet Announces Amended Agreement for the Planned Sale of Operating Assets to Superfly Advertising

GOLETA, Calif.--(BUSINESS WIRE)--December 17, 2008--Commerce Planet, Inc. (OTCBB:CPNE) today stated that it has entered into an Amended and Restated Asset Purchase Agreement to sell certain operating assets of Consumer Loyalty Group, LLC and Legacy Media, LLC to Superfly Advertising, Inc. (OTCBB:SPFL.PK).

Superfly Advertising is a data centric customer acquisition driven internet advertising company that reaches millions of motivated customers. Superfly’s digital assets include approximately 200 million consumer records and over 4,000 domains. Coupled with proprietary software focused upon optimizing advertisement effectiveness and the ability to reach 90% of targeted customers, Superfly is a full service online marketing company. Superfly recently announced its pending acquisition of certain ongoing business assets and technology from Commerce Planet including the Customer Legacy and Legacy Media business units which include both a call center and a full data center.

Commerce Planet President & CEO, Tony Roth, stated, “The strategic sale of assets may provide our Company and shareholders with an opportunity to strengthen the current balance sheet and realize the future potential growth of the meaningful operating assets of Consumer Loyalty Group and Legacy Media as part of a larger marketing and digital customer asset base.”

The details of the planned sale of operating assets under the amended agreement include a cash payment totaling $825,000 and 4,500,000 shares of Superfly Advertising common stock, along with the assumption by Superfly Advertising of associated operating liabilities. The closing is expected to occur as soon as practicable, but in any event by March 31, 2009. However, there can be no assurances that the sale of Consumer Loyalty Group and Legacy Media to Superfly Advertising will be consummated.

On December 17, 2008, Commerce Planet filed a Current Report on Form 8-K with the SEC disclosing the entry into the Amended and Restated Asset Purchase Agreement. In addition, Commerce Planet will be seeking shareholder approval of the Amended and Restated Asset Purchase Agreement and the transactions contemplated therein by shareholder consent, which Commerce Planet anticipates will be mailed to shareholders on December 19, 2008.

About Commerce Planet, Inc.

Commerce Planet, Inc. is an online marketing and tele-sales provider that offers media products, lead generation services, list database management, e-commerce solutions, web marketing, call center support and CRM tools to its client partners as well as through its own direct selling businesses. For more about Commerce Planet (OTCBB: CPNE), visit our website at http://www.commerceplanet.com.

About Superfly Advertising

Superfly, RightSide Advisors, and the customer loyalty business units being acquired from Commerce Planet comprise Superfly Advertising. Morlex recently changed its name and symbol to Superfly Advertising, Inc. (OTCBB: SPFL.PK). The combination of intellectual property, database content, outstanding personnel and a growing, vibrant online advertising marketplace present a bright future for Superfly. Superfly will provide clients a cost effective, fully accountable method for tracking advertising dollars spent and the resulting customers acquired. More information can be found at www.superflyadvertising.com.

Forward Looking Statements

Except for the historical information contained herein, the matters set forth in this press release, including statements as to management's intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. This release contains forward-looking statements, including, without limitation, statements concerning our business and possible or assumed future results of operations. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons including: our ability to continue as a going concern, adverse economic changes affecting markets we serve; competition in our markets and industry segments; our timing and the profitability of entering new markets; greater than expected costs, customer acceptance of our products and services or difficulties related to our integration of the businesses we may acquire; and other risks and uncertainties as may be detailed from time to time in our public announcements and SEC filings. Although we believe the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made, and our future results, levels of activity, performance or achievements may not meet these expectations. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

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